UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM  8-K

                                CURRENT REPORT
    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                               October 24, 2011
              Date of Report (Date of earliest event reported)

                             Casino Players, Inc.
            (Exact name of registrant as specified in its charter)

                                    Nevada
                (State or Other Jurisdiction of Incorporation)

                                   000-54346
                           (Commission File Number)

                                  54-2156042
                       (IRS Employer Identification No.)

        1150 Hillsboro Mile, Suite 1004, Hillsboro Beach, Florida 33062
             (Address of Principal Executive Offices and Zip Code)

                                (954) 684-8288
             (Registrant's Telephone Number, Including Area Code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[__]	Written communications pursuant to Rule 425 under the Securities Act
(17 CFR 230.425)

[__]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
(17 CFR 240.14a-12)

[__]	Pre-commencement communications pursuant to Rule 14d-2(b) under the
Exchange Act (17 CFR 240.14d-2(b))

[__]	Pre-commencement communications pursuant to Rule 13e-4(c) under the
Exchange Act (17 CFR 240.13e-4(c)

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Section 1 - Registrant's Business and Operations
Item 1.01 Entry into a Material Definitive Agreement.

The following discussion provides only a brief description of the document described below. The discussion is qualified in its entire team by the full text of the agreement, which is attached to this Current Report on Form 8-K as
Exhibit 10.1 and is incorporated by reference herein.

On August 22, 2011, Medytox Institute of Laboratory Medicine, Corp. ("Medytox"), a wholly owned subsidiary of registrant, Casino Players, Inc. (the "Company"), entered into an agreement (the "Agreement") for the purchase of up to eighty-one percent (81%) of the issued and outstanding equity ownership interests of Trident Laboratories, Inc. ("Trident") from its shareholders ("Shareholders"). Trident is a Florida corporation maintaining its principal place of business at 6011 Rodman Street, Suite 107, Hollywood, Florida 33032.

The Agreement provides that the total purchase price of $500,000 will be paid on a monthly basis in an amount equal to 15% of the monthly revenues of Medytox. Approximately $100,000 has been paid to Shareholders as of the date of this filing. Upon execution of the Agreement, Shareholders assigned to Medytox shares of Trident common stock equal to forty-nine percent (49%) of their collective ownership interests in Trident. Such shares are being held by Shareholders as collateral pending the tender of the remainder of the purchase price. Upon tender of the total purchase price of $500,000, the additional thirty-two percent (32%) of the Trident equity ownership interests identified in the Agreement will be transferred to Medytox and all shares of Trident common stock equaling 81% of the issued and outstanding equity interests in Trident will be delivered to Medytox. In the event that the full purchase price is not paid within twelve (12) months from the date of the Agreement, any unpaid balance will immediately become due and payable to Shareholders. The Agreement additionally provides for a subsequent buyout by Medytox of the remaining nineteen percent (19%) of the Trident equity interests that will be held by Shareholders upon completion of the transaction represented by the Agreement.

There are no material relationships between the Company, Medytox or their respective affiliates and any of the parties to the Agreement, other than with respect to the Agreement.

Section 9 - Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.

Exhibit 10.1 - Agreement between Trident Laboratories, Inc., et al. and Medytox Institute of Laboratory Medicine, Corp. dated August 22, 2011.

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                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

				CASINO PLAYERS, INC.

				By: /s/:  William G. Forhan
				William G. Forhan, CEO, CFO and Chairman,
				(Principal Executive Officer)
				(Principal Financial and Accounting Officer)


DATED:  October 25, 2011.

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